                                                                       Exhibit 5

                    TONKON, TORP, GALEN, MARMADUKE & BOOTH
                            1600 Pioneer Tower
                            888 S.W. Fifth Avenue
                            Portland, Oregon 97204
                            (503) 221-1440




                                April 1, 1996




Americold Corporation
Suite 135
7007 S.W. Cardinal Lane
Portland, Oregon 97224

                             Americold Corporation
                      Registration Statement on Form S-1
                          (Registration No. 333-541)
                      ----------------------------------

Dear Sirs:

          We have acted as counsel to Americold Corporation, an Oregon corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-1 (Registration No. 333-541), as amended (the "Registration Statement"), relating to the registration and public offering of $120,000,000 aggregate principal amount of the Company's % Senior Subordinated Notes due 2008 (the "Securities"). The Securities will be issued under an Indenture between the Company and United States Trust Company of New York, as trustee (the "Indenture").

          In our capacity as such counsel, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement, and such corporate records, documents, certificates and other agreements and instruments as we have deemed necessary or appropriate for the purposes of the opinions hereinafter expressed.


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Americold Corporation
April 1, 1996
Page 2



          Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the following opinions:

              1. The Securities have been duly authorized by the Company.

              2. The Securities, when executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, will be validly issued and will constitute the binding obligations of the Company, subject to the limitations of (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting rights and remedies of creditors generally and (ii) the availability of equitable remedies, including specific performance, which are subject to the discretion of the court before which any proceeding therefor may be brought.

          We are qualified to practice law in the State of Oregon and we do not purport to express any opinions in this letter concerning any law other than the law of the State of Oregon and the federal law of the United States of America. Our opinion expressed in paragraph 2 above assumes that New York law is the same as Oregon law with respect to the Securities and the Indenture.

          This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent.

          We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to us under the heading "Legal Matters" in the related prospectus.

                                            Very truly yours,


                                          TONKON, TORP, GALEN, MARMADUKE & BOOTH


BGB/TPP/NPH